Exhibit 8.1

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

May 22, 2013

Pfizer Inc.

235 East 42nd Street

New York, New York 10017-5755

RE:	Certain U.S. Federal Income Tax Consequences of the External Split-Off

Ladies and Gentlemen:

We have acted as special U.S. tax counsel to Pfizer Inc. (“Pfizer”) in connection with the proposed distribution by Pfizer to its shareholders of stock of Zoetis Inc. (“Zoetis”), a newly-formed corporation that owns and operates Pfizer’s worldwide animal health business, and certain other related transactions (collectively, the “Separation”). In connection with the Separation, Pfizer is offering its shareholders the right to exchange shares of Pfizer common stock for shares of Zoetis common stock (the “External Split-Off”) pursuant to a registration statement of Zoetis on Form S-4 filed with the Securities and Exchange Commission (the “SEC”) (including all amendments and exhibits thereto) (the “Registration Statement”). This letter sets forth our opinion concerning certain U.S. federal income tax consequences of the External Split-Off.1

I.	CERTAIN ASSUMPTIONS AND REPRESENTATIONS

A.	Assumptions and Conditions

Pfizer has received a private letter ruling, as supplemented (the “IRS Ruling”) from the Internal Revenue Service (the “Service”) regarding the tax-free status of the External Split-Off, as well as certain other aspects of the Separation.

In preparing our opinion, we have relied upon the accuracy and completeness of certain statements, representations, warranties, covenants and

[1]	Unless otherwise indicated, all Section references herein are to the Internal Revenue Code of 1986, as amended (the “Code”).

Pfizer Inc.

May 22, 2013

Animal Health Separation

Exhibit 8.1 Opinion

information made by representatives of Pfizer and its subsidiaries and others, including the accuracy and completeness of all representations and covenants set forth in a letter issued on February 6, 2013 by an officer of Pfizer (the “IPO Officer’s Certificate”). We have also relied upon the accuracy and completion of the statements, representations, warranties, covenants and information set forth in the following documents:

•	the requests for private letter rulings submitted by Pfizer to the Service (including all exhibits or attachments thereto), as supplemented and amended;

•	the letter provided by J.P. Morgan Securities LLC regarding the business purpose for the Separation, including the External Split-Off, attached to the IPO Officer’s Certificate;

•	the Registration Statement;

•	the registration statement of Zoetis on Form S-1 filed with the SEC (including all amendments and exhibits thereto) with respect to the initial public offering (the “IPO”) of stock of Zoetis;

•	the Preliminary Offering Memorandum, the Pricing Term Sheet, and the Offering Memorandum, each dated January 16, 2013, relating to the issuance of certain debt instruments of Zoetis; and

•

the separation agreements (including all schedules, exhibits or other attachments thereto) attached hereto (collectively, with the documents referred to in the preceding bullets and the IPO Officer’s Certificate, the “Pfizer Documents”), as well as such other documents and records as we have deemed necessary or appropriate as a basis for the tax opinion set forth below.

For purposes of rendering our opinion, we have assumed that such statements, representations, warranties and information set forth in the Pfizer Documents are true, correct and complete, and that such covenants will be complied with, in each case, without regard to any qualification as to knowledge, belief, intent or otherwise. Our opinion assumes and is expressly conditioned on, among other things, the statements, representations, warranties, covenants and information made by representatives of Pfizer and its subsidiaries, including those set forth in the Pfizer Documents, as well as on the continuing validity and effectiveness of the IRS Ruling

Pfizer Inc.

May 22, 2013

Animal Health Separation

Exhibit 8.1 Opinion

as of the date hereof and at all relevant times in the future. Our opinion further assumes and is expressly conditioned on the following:

1.	The documents implementing the Separation were and will be consistent in all material respects with the description of the steps set forth above in the IPO Officer’s Certificate.

2.	The Separation, including any such steps that occur after the date hereof, were and will be implemented in the manner and on the terms described in the Pfizer Documents.

3.	All of the outstanding shares of Zoetis Class B common stock will be converted by Pfizer to Zoetis Class A common stock, and reclassified as Zoetis common stock, prior to the distribution of such stock to tendering Pfizer shareholders in the External Split-Off.

4.	The External Split-Off will be fully subscribed and all of the outstanding shares of Zoetis common stock held by Pfizer will be distributed to tendering Pfizer shareholders in the External Split-Off.

5.	An appropriate officer of each of Pfizer and Zoetis will execute a letter, in form and substance, similar to the IPO Officer’s Certificate, at the time of the External Split-Off.

6.	We will deliver an opinion regarding the certain U.S. federal income tax consequences of the External Split-Off, as described in the Registration Statement, at the time of the External Split-Off.

In rendering our opinion, we have considered applicable provisions of the Code, the Treasury Regulations promulgated thereunder (the “Treasury Regulations”), pertinent judicial authorities, rulings of the Service, and such other authorities as we have considered relevant. The conclusions set forth herein are based on our analysis and interpretation of the applicable authorities and our views regarding the most appropriate interpretation of such authorities as applicable to the facts of the External Split-Off. It should also be noted that such laws, Code, Treasury Regulations, judicial decisions, administrative interpretations, and such other authorities are subject to change at any time and, in some circumstances, with retroactive effect. A change in any of the authorities upon which our opinion is based could affect our conclusions herein. The issues analyzed in this opinion are complex and, in many instances, the relevant legal authorities are unclear in their application to the transaction at issue. Moreover, the conclusions reached with

Pfizer Inc.

May 22, 2013

Animal Health Separation

Exhibit 8.1 Opinion

regard to certain issues herein may not be entirely consistent with positions previously advocated or adopted by the Service. Accordingly, there can be no assurance that our opinion will be accepted by the Service or, if challenged, by a court. Except as set forth herein, we express no opinions or views regarding the U.S. federal income tax consequences of the External Split-Off, the Separation or any of the transactions contemplated thereby or executed in connection therewith.

II.	OPINION

Based upon the foregoing and subject to the assumptions, exceptions, limitations and qualifications set forth herein and in the Registration Statement under the heading “Material U.S. Federal Income Tax Consequences,” it is our opinion that under current U.S. federal income tax law:

1.	Pfizer’s shareholders will recognize no gain or loss upon the receipt of Zoetis common stock in the External Split-Off. Section 355(a).

2.	The basis of the Zoetis common stock, including any fractional share deemed received, in the hands of a holder of Pfizer common stock who exchanges Pfizer common stock for Zoetis common stock in the External Split-Off will be, immediately after such External Split-Off, the same as the basis of the Pfizer common stock exchanged therefor. Section 358(a), Treas. Reg. § 1.358-2(a)(2).

3.	Each Pfizer shareholder’s holding period in the Zoetis common stock received in the External Split-Off will include the holding period of the Pfizer common stock exchanged therefor, provided such Pfizer common stock is held as a capital asset on the date of the External Split-Off. Section 1223(1).

4.

A holder of Pfizer common stock who receives cash in lieu of a fractional share of Zoetis common stock in the External Split-Off will recognize gain or loss measured by the difference between the basis of the fractional share deemed to be received, as determined above, and the amount of cash received. Section 1001. Any gain or loss will be treated as a

Pfizer Inc.

May 22, 2013

Animal Health Separation

Exhibit 8.1 Opinion

capital gain or loss, provided the fractional share of stock would be held as a capital asset on the date of the External Split-Off. Sections 1221 and 1222.

*        *        *

Pfizer Inc.

May 22, 2013

Animal Health Separation

Exhibit 8.1 Opinion

This opinion has been prepared exclusively for Pfizer and may not be relied upon by anyone other than Pfizer without our prior written consent. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant or assumption relied upon herein that becomes incorrect or untrue. We hereby consent to the use of our name under the caption “Material U.S. Federal Income Tax Consequences” in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.

Sincerely,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP